Exhibit 99.1

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272
Contact Information:

Laurie W. Little
949-461-6002
laurie.little@valeant.com

Elif McDonald
905-695-7607
elif.mcdonald@valeant.com

Media:
Renée Soto
or
Chris Kittredge/Jared Levy
Sard Verbinnen & Co.
212-687-8080

VALEANT PHARMACEUTICALS ANNOUNCES EXPECTED TIMING OF FORM 10-Q FILING AND REITERATES 2016 FIRST QUARTER GUIDANCE

LAVAL, Quebec, May 9, 2016 – Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company”) today announced that it expects to file its Form 10-Q for the quarter ended March 31, 2016 with the Securities and Exchange Commission and the Canadian Securities Regulators on or before June 10, 2016, well in advance of the July 31, 2016 deadline contemplated in the company’s amended Credit Agreement. The Company will provide details regarding its conference call and live webcast to discuss first quarter 2016 financial results in due course.  In addition, the Company expects that quarterly filings for the quarter ending June 30, 2016 and thereafter will be filed with the Securities and Exchange Commission and the Canadian Securities Regulators on a timely basis under the applicable rules.

The Company also reiterated its previously issued revenue and adjusted EPS (non-GAAP) guidance for the first quarter of 2016.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and  markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be at www.valeant.com.

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding Valeant's financial reporting and future prospects.  Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements.  These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

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